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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Microfluidics International Corporation on Form S-8 of our report dated February 23, 1996, on our audits of the consolidated financial statements of Microfluidics International Corporation as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in Microfluidics International Corporation Annual Report on Form 10-K for the year ended December 31, 1995.



                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
October 21, 1996